Exhibit 99.2

              PUBLIC SERVICE COMPANY OF NEW MEXICO AND SUBSIDIARIES
                           Other Financial Information

                                                         Three Months Ended
                                                             September 30,
                                                        ----------------------
                                                           2000         1999
                                                        ----------   ---------

Earnings Summary:

  Net Earnings per common share (diluted).............   $ 1.18       $ 0.52
  One time gains and special
    charges per (diluted) share (1)...................     0.21          -
  Net Earnings before one time gains and
                                                        ----------   ---------
    special charges per common share (diluted)........   $ 0.97       $ 0.52
                                                        ==========   =========

Earnings Estimate:

   Based on the reported results for the three and nine months ended September 30, 2000, the operating trends underlying these results and anticipated future operating trends, the following represents the Company's estimate of its future operating performance.

Three Months Ended December 31, 2000

 Prior year's comparable period reported earnings
   per common share (diluted)...............................       $ 0.43

 Potential incremental impacts per common share:
      Wholesale Sales.......................................    $0.02- $0.08
      Weather...............................................       unknown
      Other.................................................       unknown

 Estimated earning per common share(diluted)................    $0.45 - $0.55

Twelve Months Ended December 31, 2000

 Prior year's comparable period reported earnings per
   common share (diluted)...................................       $ 1.92

 Nine months ended September 30, 2000 earnings per
   common share (diluted)...................................       $ 2.17

One time gains and special charges per common share (1).....      ($ 0.21)

 Three months ended December 31, 2000
   earnings per common share (diluted) Estimate.............   $ 0.45 - $ 0.55

 Estimated Earnings per common share before one time
   gains and special charges per common share (diluted).....   $ 2.40 - $ 2.50


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                            Exhibit 99.2 (continued)

Expected Events Impacting Restructuring:

 November 7, 2000.....................Election for all New Mexico Legislators
 Mid- Late November 2000..............NM Legislative forum to discuss California
                                      Power issues relative to New Mexico.
 Mid January 2001 - Mid March 2001    NM Legislative session.
 August 2001..........................Corporate separation expected to be accomplished (absent settlement)


(1) See discussion in Exhibit 99.1




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